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PROXY                       RAYCHEM CORPORATION                       PROXY
              Proxy Solicited By The Board Of Directors For The
               Special Meeting of Stockholders - August 12, 1999

The undersigned hereby appoints Richard A. Kashnow and Karen O. Comle, and each of them, as proxy or proxies of the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of common stock of Raychem Corporation which the undersigned is entitled in any capacity to vote if personally present at the Special Meeting of Stockholders of Raychem Corporation to be held at the Company's principal offices, 300 Constitution Drive, Menio Park, California 94025-1164, on Thursday, August 12, 1999, at 10:00 a.m., local time, and at any and all adjournments and postponements thereof, with respect to all matters set forth in the Proxy Statement/Prospectus dated July , 1999, and all supplements and amendments thereto and, in their discretion, upon all matters incident to the conduct of the Special Meeting and all matters presented at the meeting but which are not known to the Board of Directors at the time of solicitation of this proxy. The undersigned hereby revokes any proxy heretofore given by the singer to vote at said meeting or any adjournment thereof.

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     / /  Check here for address change.          PLEASE VOTE, SIGN, DATE AND RETURN
          New Address:                            THIS PROXY CARD PROMPTLY USED
                      ------------------             THE ENCLOSED ENVELOPE.
          ------------------------------
          ------------------------------          (Continued and to be signed on reverse side.)

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                              RAYCHEM CORPORATION
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

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
1.  To approve and adopt the Agreement and Plan of          FOR   AGAINST    ABSTAIN      [illegible] represented by all property
    Merger and Reorganization, date as of May 19,           / /       / /        / /      executed proxies will be voted in
    1999, among Raychem Corporation, Tyco                                                 accordance with Instructions appearing
    International Inc., a Bermuda company and Tyco                                        on the proxy and at the discretion of
    International (PA) Inc. a Nevada corporation and a                                    the proxy holders as to any other
    wholly owned subsidiary of Tyco.                                                      matters they may properly come before,
                                                                                          and all [illegible] incident to the
                                                                                          conduct of the Special Meeting of
                                                                                          Stockholders, in the absence of specific
                                                                                          instructions, proxies will be voted FOR
                                                                                          the approval and adoption or the
                                                                                          Agreement and Plan of Merger and
                                                                                          [illegible]        May 18, 1999, among
                                                                                          Raychem Corporation, Tyco International
                                                                                          Ltd, and Tyco International (PA) Inc.
                                                                                          and at the discretion of the proxy
                                                                                          holders as to any other mater that may
                                                                                          properly come before the special Meeting
                                                                                          of stockholders.

                                                                                                 Mark here if you plan to
                                                                                                 attend the meeting.

                                                                                                     Dated:                , 1999
                                                                                                           ----------------
                                                                                                     Signature(s)
                                                                                                                 ----------------
                                                                                                     ----------------------------
                                                                                                     Please sign attached to your
                                                                                                     name appears. If going as
                                                                                                     [illegible], executor,
                                                                                                     [illegilble], or if
                                                                                                     representative [illegible],
                                                                                                     capacity, sign name and
                                                                                                     [illegible]

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                               FOLD AND DETACH HERE

                               YOUR VOTE IS IMPORTANT

                PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                               USING THE ENCLOSED ENVELOPE.